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                                                                    EXHIBIT 15.1



May 14, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Patterson Energy, Inc.

We are aware that our report dated April 30, 1998 on our review of consolidated financial information of Patterson Energy, Inc. for the period ended March 31, 1998 and included in the Company's Quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statements of Patterson Energy, Inc. on Forms S-8 (File No.'s 333-47917, 33-97972, 33-39471
and 33-35399) and Forms S-3, as amended (File No.'s 333-43739 and 333-39537).

                                                    /s/ Coopers & Lybrand L.L.P.